Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Equity LifeStyle Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Shares of Common Stock, $0.01 par value per share	457(o) and 457(r) (1)	—	—	$500,000,000	.0000927	$ 46,350

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$500,000,000		$ 46,350

	Total Fees Previously Paid							—

	Total Fee Offsets							$7,710.12(2)

	Net Fee Due							$38,639.88

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Equity LifeStyle Properties, Inc.	424(b)(5)	333-240201	07/30/2020		$7,710.12(2)	Equity	Common Stock, $0.01 par value per share	—	$59,400,000

Fee Offset Sources	Equity LifeStyle Properties, Inc.	424(b)(5)	333-240201		07/30/2020						$7,710.12(2)

(1) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Equity LifeStyle Properties, Inc. (the “Registrant”) initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-240201), filed on July 30, 2020 (the “Registration Statement”).

(2) The Registrant previously registered common stock having an aggregate offering price of up to $200,000,000, offered by means of a 424(b)(5) prospectus supplement, dated July 30, 2020 (the “Previous Prospectus Supplement”), pursuant to the Registration Statement. As of the date of this prospectus supplement, common stock having an aggregate offering price of up to $59.4 million was not sold under the Previous Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $7,710.12 that was paid and remains unused with respect to securities that were previously registered pursuant to the Previous Prospectus Supplement and were not sold thereunder is offset against the registration fee of $46,350 due for this offering. The remaining balance of the registration fee, $38,639.88, has been paid in connection with this offering. The Registrant has terminated the offering that included the unsold securities under the Prior Registration Statement.